UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 23, 2014
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 23, 2014, HealthSouth Corporation (the “Company”) entered into an additional tranche term loan amendment (the “Amendment”) to its existing third amended and restated credit agreement, dated August 10, 2012, as supplemented or otherwise modified from time to time (the “Credit Agreement”), among the Company, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A. (“BofA”), Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time. The lenders entering into the Amendment pursuant to the accordion feature in the Credit Agreement were the Agent, Citibank, N.A., BofA, Goldman Sachs Bank USA, J.P. Morgan Bank, N.A., Morgan Stanley Bank, N.A., SunTrust Bank, Wells Fargo Bank, National Association, Royal Bank of Canada, Regions Bank, IBERIABANK, and Cadence Bank, NA.
The Amendment established a new $300 million tranche of term loan facility with substantially the same terms as its existing $150 million term loan facility. The Company expects to draw the entire amount of this term loan capacity on or before December 31, 2014 to fund the cash purchase price in the acquisition of EHHI Holdings, Inc.
Both term loan tranches mature September 20, 2019 and are subject to the same applicable interest rate schedule as amounts drawn under the revolving credit facility, which rate is currently LIBOR plus 1.75 percent. Amounts drawn under the term loan facility shall be payable in equal consecutive quarterly installments, commencing on March 31, 2015, of 1.25% of the aggregate principal amount of the term loan outstanding as of March 31, 2015. The Company shall have the right at any time and from time to time to prepay, in whole or in part, any borrowing under either term loan facility. The Company has agreed to use the net proceeds from future capital markets debt issuances to repay up to $250 million in borrowings under the new term loan facility. As a result of the creation of this new tranche of term loan facility, there is currently no capacity for additional borrowing under the accordion feature in the Credit Agreement.
All other material terms of the Credit Agreement remain the same and are described in more detail in the Current Reports on Form 8‑K and 8-K/A previously filed on November 1, 2010, November 23, 2010, May 11, 2011, August 13, 2012, June 11, 2013, and September 24, 2014.
The Company's obligations under the Credit Agreement are secured by the current and future personal property of the Company and its subsidiary guarantors. The Company's obligations are guaranteed by the subsidiary guarantors pursuant to the amended and restated collateral and guarantee agreement (the “Collateral and Guarantee Agreement”), dated as of October 26, 2010, among the Agent, the Company, and its subsidiaries identified therein that was previously filed as Exhibit 10.3 to the Current Report on Form 8-K/A on November 23, 2010.
The descriptions of the provisions of the Amendment, the Credit Agreement, and the Collateral and Guarantee Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Some of the lenders under the Credit Agreement and certain of their affiliates have engaged and in the future may engage in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
The information contained in this Current Report on Form 8-K and Exhibit 99.1 attached hereto includes certain estimates, projections, and other forward-looking information that reflect the Company's current views with respect to future events, such as the effects of the IMPACT Act on the Company. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including its pending DOJ and HHS-

OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of its information systems, including unauthorized access to or theft of patient information or other sensitive information; significant changes in its management team; its ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including those resulting from the IMPACT Act; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements.
All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

10.1
Additional Tranche Term Loan Amendment to Third Amended and Restated Credit Agreement, dated as of December 23, 2014, among HealthSouth Corporation, its subsidiary guarantors, the lenders party thereto, and Barclays Bank PLC, as administrative agent and collateral agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 23, 2014